                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Under Rule 14a-12

                        World Fuel Services Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     2)   Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     -------------------------------------------------------------------------


     4)   Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     5)   Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     -------------------------------------------------------------------------


     2)   Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     3)   Filing Party:

     -------------------------------------------------------------------------


     4)   Date Filed:

     -------------------------------------------------------------------------

                        WORLD FUEL SERVICES CORPORATION
                  700 South Royal Poinciana Blvd., Suite 800
                         Miami Springs, Florida 33166

                 --------------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD August 23, 2001

                 --------------------------------------------

                            Miami Springs, Florida
                                 July 20, 2001

Notice is hereby given that the Annual Meeting of Shareholders of WORLD FUEL SERVICES CORPORATION, a Florida corporation (the "Company"), will be held on August 23, 2001, at 10:00 a.m., local time, at the Company's auditorium, 700 South Royal Poinciana Boulevard, Seventh Floor, Miami Springs, Florida 33166, for the following purposes:

     1.  To elect ten (10) Directors of the Company.

     2.  To approve the 2001 Omnibus Plan for incentive compensation.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These matters are more fully discussed in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on July 16, 2001, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

The annual meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.

Whether or not you expect to be present at the meeting, please date, sign, and promptly return the enclosed proxy, which is solicited by and on behalf of the Board of Directors.

                                   By Order of the Board of Directors

                                   WORLD FUEL SERVICES CORPORATION

                                   By: /s/  Ileana Garcia
                                      ----------------------------------
                                      Ileana Garcia, Corporate Secretary

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                               TABLE OF CONTENTS
                               -----------------

                                                                                        Page
                                                                                        ----

INTRODUCTION..........................................................................     5

OUTSTANDING VOTING STOCK..............................................................     6

COSTS OF SOLICITATION.................................................................     6

ELECTION OF DIRECTORS.................................................................     6

BOARD OF DIRECTORS....................................................................     9
   The Audit Committee................................................................     9
   Report of the Audit Committee......................................................    10
   The Compensation Committee.........................................................    10
   Compensation of Directors..........................................................    10
   Non-Employee Directors Stock Option Plan Table.....................................    12

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT...........................    13

INFORMATION CONCERNING EXECUTIVE OFFICERS.............................................    15

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...............................    16

COMPENSATION OF OFFICERS..............................................................    16
   Summary Compensation Table.........................................................    17
   Stock Option Information...........................................................    18
   Option Grants During Last Fiscal Year Table........................................    18
   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values..    19
   Certain Employment Agreements......................................................    19
   Compensation Committee Report on Executive Compensation............................    22
   Compensation Committee Interlocks and Insider Participation........................    24
   Stock Performance Graph............................................................    25

TRANSACTIONS WITH MANAGEMENT AND OTHERS...............................................    26

BOARD OF DIRECTORS' PROPOSAL RELATING TO THE 2001 OMNIBUS PLAN........................    26

COMPANY'S RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS............................    31

PROPOSALS FOR THE 2002 ANNUAL MEETING.................................................    31

OTHER MATTERS.........................................................................    31

PROXY.................................................................................    32

APPENDIX A - 2001 OMNIBUS PLAN........................................................    34

                                PROXY STATEMENT

                        WORLD FUEL SERVICES CORPORATION

                  700 South Royal Poinciana Blvd., Suite 800
                         Miami Springs, Florida 33166



ANNUAL MEETING OF SHAREHOLDERS
to be held on August 23, 2001


                                 INTRODUCTION
                                 ------------

     This Proxy Statement is furnished to the shareholders of WORLD FUEL SERVICES CORPORATION, a Florida corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the place and time and for the purposes set forth in the attached Notice of Meeting.

     This Proxy Statement and the accompanying proxy form are first being sent to shareholders on or about July 20, 2001.

     Pursuant to the By-Laws of the Company, the Board of Directors has ordered the Annual Meeting of Shareholders to be held on August 23, 2001, and has fixed the close of business on July 16, 2001, as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

     Proxies in the accompanying form, properly executed, duly returned to us and not revoked, will be voted in the manner specified. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Returning a signed proxy will not affect your right to attend the Annual Meeting and to vote in person, since proxies are revocable. A proxy for the Annual Meeting may be revoked at any time prior to its use by submission of a later dated proxy, by delivery of written notice of revocation to the President of the Company, or by voting in person at the Annual Meeting. Presence at the Annual Meeting does not of itself revoke a proxy.

     The Annual Report of the Company for the fiscal year ended March 31, 2001, including the consolidated financial statements, is being mailed to each shareholder together with this Proxy Statement.

                           OUTSTANDING VOTING STOCK
                           ------------------------

     On July 16, 2001, the Company had 10,402,677 outstanding shares of common stock, par value $.01 per share (the "Common Stock"), which constitute the only class of voting securities of the Company. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the meeting. Each holder of Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by proxy, at all meetings of shareholders. Directors are elected by a plurality vote of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. All other matters to be considered at the Annual Meeting shall be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

     As of June 7, 2001, the ten nominees for Director of the Company beneficially owned a total of 1,076,010 shares of Common Stock, or approximately 9.3% of the shares of Common Stock outstanding. The nominees have informed the Company that they intend to vote their shares of Common Stock to elect themselves to the Board of Directors. See "Principal Shareholders and Security Ownership of Management" below.


                             COSTS OF SOLICITATION
                             ---------------------

     The entire cost of soliciting proxies for the Annual Meeting will be borne by the Company. Solicitation of proxies may be made through personal calls upon, or telephone or other communications with, shareholders or their representatives by officers and other employees of the Company, who will receive no additional compensation therefor.


                             ELECTION OF DIRECTORS
                             ---------------------

     Ten individuals have been nominated to serve as Directors for the ensuing year and until their successors shall have been duly elected and qualified. The persons named in the accompanying proxy form have advised management that unless authority is withheld in the proxy, they intend to vote for the election of the individuals listed in the table on the following page. Management does not contemplate that any of the nominees named in the table will be unable, or will decline, to serve; however, if any of the nominees is unable to serve, or declines to serve, the persons named in the accompanying proxy form may vote for another person, or persons, in their discretion. The following table sets forth certain information with respect to each nominee for election to the Board of Directors. All of the nominees currently serve as Directors of the Company. A summary of the background and experience of each nominee is set forth in the paragraphs following the table.

                                                             Year First
Name and Position                              Age at      Became Director
with the Company                            July 12, 2001  of the Company
----------------                            -------------  ---------------

Jerrold Blair,                                   63             1984
Chairman of the Board and
Chief Executive Officer

Paul H. Stebbins,                                44             1995
Director, President, and Chief
Operating Officer

John R. Benbow,                                  70             1989
Director and Chairman
of Audit Committee and
Compensation Committee

Phillip S. Bradley,                              63             1990
Director of the Company, and
Chief Executive Officer of
Aviation Fuel Services Segment

Ralph R. Feuerring,                              78             1988
Director and Member
of Audit Committee

Michael J. Kasbar,                               44             1995
Director and Executive Vice President
of the Company, and Chief Executive
Officer of  Marine Fuel Services Segment

Myles Klein,                                     63             1995
Director and Member
of Audit Committee and
Compensation Committee

Mark A. Lee                                      42             2001
Director

Jerome Sidel,                                    67             2000
Director and Member
of Compensation Committee

Luis R. Tinoco                                   60             1997
Director

____________________

JERROLD BLAIR has served as the Chairman of the Board and Chief Executive Officer of the Company since July 2000. Mr. Blair was a co-founder of the Company, and served as the Company's President and Chief Operating Officer from January 1985 to July 2000. Mr. Blair has also served as a Director of the Company since 1984.

PAUL H. STEBBINS has served as a Director and an Officer of the Company since June 1995. Mr. Stebbins served as President and Chief Operating Officer of the Company's Marine Fuel Services Segment from January 1995 to July 2000, and has served as President and Chief Operating Officer of the Company since July 2000. From September 1985 to December 1994, Mr. Stebbins was an officer, shareholder, and director of Trans-Tec Services, Inc., a New York corporation ("Trans-Tec New York"), and its affiliated companies.

JOHN R. BENBOW has served as a Director of the Company since 1989. Mr. Benbow has served as President of Benbow & Associates, Inc., a construction management firm located in Miami, Florida, since June 1988. From December 1986 to May 1988, Mr. Benbow was employed as President of Weiner, Kane & Benbow, Inc., an investment banking and stock brokerage firm located in Miami, Florida. From May 1983 to November 1986, Mr. Benbow was employed as President of Florida National Bank, formerly a commercial bank in Miami, Florida.

PHILLIP S. BRADLEY has served as a Director of the Company since 1990, and as Chief Executive Officer of the Company's Aviation Fuel Services Segment since January 1988. Mr. Bradley was a co-founder of Advance Petroleum, Inc., d/b/a World Fuel Services of FL, and served as Vice President from its organization in 1983 until January 1988.

RALPH R. FEUERRING has served as a Director of the Company since 1988. He has served as a Director and Chairman of the finance committee of American Premier, Inc., a mineral processing and refractory business, since 1991. Mr. Feuerring has also served as the President of Ferro Metal & Chemical Corp., a mineral and alloy trading company, since 1949. From 1960 to 1991, Mr. Feuerring served as the President and Chief Executive Officer of Ralstan Trading and Development Corporation, a mineral processing company. Ralstan Trading and Development Corporation was merged into American Premier, Inc. in 1991.

MICHAEL J. KASBAR has served as a Director and an Officer of the Company since June 1995 and has served as Chief Executive Officer of the Company's Marine Fuel Services Segment since January 1995. From September 1985 to December 1994, Mr. Kasbar was an officer, shareholder, and director of Trans-Tec New York and its affiliated companies.

MYLES KLEIN has served as a Director of the Company since February 1995. Mr. Klein has been a partner in the accounting firm of Klein & Barreto, P.A., in Miami, Florida, since 1985. From 1971 until 1985, Mr. Klein was a partner in the international accounting and auditing firm of Grant Thornton, eventually becoming the partner in charge of the tax department for Grant Thornton's South Florida offices.

MARK A. LEE, a Director of the Company since July 2001, has served as President of Forest Hill Capital, LLC, a private investment advisory firm, since 1999. For the previous sixteen years, Mr. Lee was employed by Morgan Keegan and Company, a Memphis-based New York Stock Exchange member firm, where he most recently served as President of the Private Client Group. He is currently a Director of Innoflex, Inc., qServe Communications, and Morgan Keegan Trust Company, where he is Chairman of the Investment Committee.

JEROME SIDEL has served as a Director of the Company since June 2000 and as a consultant to the Company since its organization in 1984. Since 1998, Mr. Sidel has served as the president of New York Store Leasing Inc., a real estate company. From 1995 through 1997, Mr. Sidel served as the president of the Lexington 54th St. Association, a real estate leasing company, and as consultant to R.F. Lafferty & Co., an option brokerage firm, as well as other companies.

LUIS R. TINOCO, a Director of the Company since June 1997, is an attorney and has served as a partner of Lara, Lopez, Matamoros, Rodriguez and Tinoco, a law firm in Costa Rica, since 1971. Mr. Tinoco is also the Managing Director of the Company's international sales companies located in Costa Rica. Mr. Tinoco has also served as an Ambassador of Costa Rica to Great Britain and on several United Nations committees.

                              BOARD OF DIRECTORS
                              ------------------

     During the fiscal year ended March 31, 2001, the Company's Board of Directors held eleven formal meetings. The Board of Directors has two committees, the Audit Committee and the Compensation Committee. All of the Directors attended over 90% of the meetings of the Board of Directors and 100% of the meetings of the committees on which they served during the fiscal year ended March 31, 2001.

The Audit Committee
-------------------

     The Audit Committee consists of John R. Benbow, Chairman, Ralph R. Feuerring and Myles Klein. The Audit Committee held six meetings during the fiscal year ended March 31, 2001.

     The Audit Committee operates pursuant to a written charter first adopted in 1990. The charter was last amended by the Board of Directors on May 24, 2000 and is reviewed and updated at least annually. The current version of the charter was attached to the 2000 Proxy Statement as Appendix A.

     Company management is responsible for preparing the Company's consolidated financial statements and for the financial reporting process. The independent auditors are responsible for expressing an opinion on the conformity of the Company's consolidated financial statements to accounting principles generally accepted in the United States. Acting for the Board of Directors, the Audit Committee provides oversight of the financial reporting process and the internal control system. More specifically, the Audit Committee performs the following principal functions: recommends to the Board of Directors the engagement of independent auditors for the ensuing year; reviews the scope and budget for the annual audit; reviews with independent auditors the results of the audit engagement, including review of the consolidated financial statements and the management letter; and reviews the scope of, and compliance with, the Company's internal controls.

     The Company's securities are listed on the New York Stock Exchange, Inc. ("NYSE") and are subject to its listing standards. The Board of Directors has determined that each Audit Committee member is "independent" as defined in Sections 303.01(B)(2)(a) and (3) of the NYSE listing standards.

Report of the Audit Committee
-----------------------------

     The Audit Committee has reviewed and discussed with management and with the independent auditors the audited consolidated financial statements for the fiscal year ended March 31, 2001. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees. Additionally, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, has considered whether the provision of tax and accounting research and other non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence, and has discussed with them their independence from the Company and its management.

     In reliance on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 for filing with the Securities and Exchange Commission.

John R. Benbow, Chairman
Ralph Feuerring, member
Myles Klein, member

The Compensation Committee
--------------------------

     The Compensation Committee consists of John R. Benbow, Chairman, Myles Klein and Jerome Sidel. Mr. Sidel was appointed to the Compensation Committee in July 2000. The Compensation Committee held nine meetings during the fiscal year ended March 31, 2001. The Compensation Committee is responsible for establishing and administering the Company's executive compensation programs. The Committee annually reviews the total compensation for the Company's two most senior executives and makes recommendations to the Board, which has final approval for their compensation. The Committee also reviews senior management's recommendations regarding the compensation of other executives of the Company and its subsidiaries. The Compensation Committee's report on executive compensation is set forth in the "Compensation of Officers" section of this Proxy Statement.

Compensation of Directors
-------------------------

     Directors who are not Company employees are generally members of at least one Committee of the Board of Directors and, with the exception of the Chairman of the Audit Committee and Compensation Committee, received a monthly fee of $1,667 from April 2000 to September 2000; starting in October 2000, this fee was increased to $2,500 per month. For the period from April 2000 to September 2000, the Chairman of the Audit and Compensation Committees received a monthly fee of $2,292; starting in October 2000, this fee was increased to $3,125 per month. During the fiscal year ended March 31, 2001, the Chairman of the Audit and Compensation Committees also received $5,000 for additional services performed by him in assisting the Board, over and above his normal duties, in matters relating to corporate governance and in the added requirements of both the Audit and Compensation Committees. The Directors of the Company who are employed by the Company do not receive additional compensation for serving as Directors.

     Until September 1999, Luis R. Tinoco, a non-employee Director of the Company, received a monthly fee of $1,500 for his service as a Director of World Fuel International, S.R.L., a Costa Rica corporation and a subsidiary of the Company. From September 2000 to April 2001, Mr. Tinoco received a monthly fee of $3,000 for serving as a Director of two of the Company's subsidiaries, Trans-Tec International S.R.L. and World Fuel International S.R.L.; this fee was increased to $4,000 per month, effective May 1, 2001. Until May 2000, Jerome Sidel, another non-employee Director of the Company, received a monthly consulting fee of $2,000 for his services as a consultant to the Company. All of the fees described in this paragraph are in addition to the non-employee Director fees described in the preceding paragraph.

     Pursuant to the 1993 Non-Employee Directors Stock Option Plan (the "1993 Plan"), each Director who is not employed by the Company receives annual stock options to purchase Common Stock in the Company pursuant to the following formula. Each non-employee Director will receive a non-qualified option to purchase 5,000 shares when such person is first elected to the Board of Directors and will receive a non-qualified option to purchase 5,000 shares each year that the individual is re-elected. The stock option grant was increased from 2,500 shares to 5,000 shares during fiscal 2001, when the Company's Board of Directors authorized an amendment to the 1993 Plan.

     All options granted under the 1993 Plan fully vest and are exercisable twelve months after the date of grant. Under the 1993 Plan, each grant of options to a non-employee Director remains exercisable for a term of five years from the grant date so long as such non-employee Director remains a member of the Board of Directors. The exercise price for options granted under the 1993 Plan may not be less than the fair market value of the Common Stock, which is defined as the closing price for the Common Stock at the end of the day preceding the grant. The exercise price must be paid in cash or in Common Stock, subject to certain restrictions.

     As of March 31, 2001, options to purchase 67,500 shares of the Company's Common Stock remain outstanding under the 1993 Plan and 61,250 shares are available for future grant. The exercise price of the options granted and outstanding under the 1993 Plan ranged from $7.00 to $14.88. The weighted average remaining contractual life of these options is 2.9 years at March 31, 2001.

     The five non-employee Directors who were Directors during the fiscal year ended March 31, 2001 (i.e., Messrs. Benbow, Feuerring, Klein, Sidel and Tinoco) received 2,500 options on September 12, 2000, having an exercise price of $8.875 per share, and an additional 2,500 options on October 25, 2000, having an exercise price of $7.00 per share. No options were exercised by the non-employee Directors during the fiscal year ended March 31, 2001.

     The following table sets forth information regarding stock options held by the non-employee Directors under the 1993 Plan as of March 31, 2001:

                   Non-Employee Directors Stock Option Plan
                   ----------------------------------------

                                 Number of Shares                     Value of Unexercised
                              Underlying Unexercised                  In-the-Money Options
                            Options at Fiscal Year-End               at Fiscal Year-End (1)
                            --------------------------               ----------------------

Name                      Exercisable       Unexercisable       Exercisable       Unexercisable
----                      -----------       -------------       -----------       -------------
John R. Benbow              12,500               5,000                -                $8,063
Ralph R. Feuerring           8,750               5,000                -                $8,063
Myles Klein                 12,500               5,000                -                $8,063
Jerome Sidel                  -                  5,000                -                $8,063
Luis R. Tinoco               8,750               5,000                -                $8,063

_____________________

(1) Based on a fair market value of $9.55 per share for the Common Stock, as determined by using the closing price on the NYSE on March 30, 2001. Value is calculated by multiplying (a) the difference between $9.55 and the option exercise price, by (b) the number of shares of Common Stock underlying the option.

     To further promote Director stock ownership, the Board of Directors has adopted a plan pursuant to which the Company issues to each of the five non-employee Directors 500 shares of Common Stock (the "Stock Grant") each year, upon his or her re-election to the Board of Directors, at no cost to the Director. During the fiscal year ended March 31, 2001, the non-employee Chairman of the Audit and Compensation Committees received a second stock grant of 1,000 shares of common stock for additional services performed by him, over his normal duties, as described in the first paragraph of this section. All of these shares vest immediately, but are subject to resale restrictions imposed by federal securities laws. Under existing federal securities laws, after one year, Directors would be able to resell the shares pursuant to Rule 144. The Stock grants are in addition to, and not in lieu of, options granted under the 1993 plan. The Stock Grants for 2001 will be made immediately after the Annual Meeting.

     During the fiscal year ended March 31, 2001, the Company did not provide the Directors with any other compensation in connection with their participation on the Board of Directors or Board Committees or with respect to special assignments. See "Compensation of Officers" and "Transactions with Management and Others" below.

          PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT
          -----------------------------------------------------------

     The following table sets forth, as of June 7, 2001, the number of shares of Common Stock of the Company owned beneficially by each nominee for Director of the Company, the five most highly compensated executive officers of the Company, and all nominees and executive officers of the Company as a group. The table also shows the name and address of each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. Except as shown in the table, no other person is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company. Unless otherwise stated, all shares are held with sole dispositive and voting power.

                                      Shares Beneficially Owned
                                      -------------------------

Name and Address                     Amount (1)       Percent (2)
----------------                     ---------        ----------

Dimensional Fund Advisors, Inc.        904,070  (3)       8.5%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401

FMR Corp.                            1,249,906  (4)      11.7%
 82 Devonshire Street
 Boston, MA  02109

NFJ Investment Group                   702,100  (5)       6.6%
 800 Newport Center Drive
 Newport Beach, CA 92660

Jerrold Blair                          975,149  (6)       8.4%
Paul H. Stebbins                       218,930  (7)       1.9%
Phillip S. Bradley                      16,398  (8)         *
Michael Clementi                        25,000  (9)         *
Michael J. Kasbar                      282,768 (10)       2.4%
John R. Benbow                          15,225 (11)         *
Ralph R. Feuerring                      47,950 (12)         *
Myles Klein                             14,000 (13)         *
Jerome Sidel                             7,500              *
Luis R. Tinoco                          10,250 (14)         *
Mark A. Lee                             54,900 (15)         *
All Executive Officers and
Directors as a Group (13 persons)    1,785,987 (16)      15.4%

____________________________

* Less than one percent (1%)

(1) Includes shares of Common Stock which may be acquired pursuant to outstanding stock options exercisable within the next sixty days.

(2) Based on 10,402,677 shares of Common Stock issued and outstanding on June 7, 2001, plus 1,209,995 shares of Common Stock which may be acquired pursuant to outstanding stock options exercisable within the next sixty days.

(3) Based on information disclosed, as of February 2, 2001 in a Schedule 13G filed with the Securities and Exchange Commission (the "SEC"). Dimensional Fund Advisors, Inc., its subsidiaries and affiliates, have sole voting and dispositive power with respect to 904,070 shares.

(4) Based on information disclosed, as of February 14, 2001, in a Schedule 13G/A filed with the SEC. FMR Corp. ("FMR"), its subsidiaries and affiliates, have sole dispositive power with respect to 1,249,906 shares. FMR and its subsidiaries and affiliates do not have sole voting power with respect to the shares. Fidelity Low-Priced Stock Fund, an investment company registered under the Investment Company Act of 1940 and affiliated with FMR, owns 1,249,906 of these shares. The Board of Trustees of the Fidelity Low-Priced Stock Fund has sole voting power with respect to all of the shares.

(5) Based on information disclosed, as of February 9, 2001, in a Schedule 13G/A filed with the SEC. As a result of its role as an investment adviser under the Investment Advisers Act of 1940, NFJ Investment Group may be deemed to be the beneficial owner of the shares and has the sole power to dispose of the shares and to vote the shares under written guidelines established by its Management Board.

(6) Includes 7,438 shares owned solely by Mr. Blair's wife, 6,750 shares owned solely by his children, and 316,562 shares which may be purchased by Mr. Blair pursuant to options which are exercisable within the next sixty days.

(7) Includes 1,050 shares owned by Mr. Stebbins' parents and 69,101 shares which may be purchased by Mr. Stebbins pursuant to options which are exercisable within the next sixty days.

(8) Consists of 16,398 shares which may be purchased by Mr. Bradley pursuant to options which are exercisable within the next sixty days.

(9) Consists of 25,000 shares which may be purchased by Mr. Clementi pursuant to options which are exercisable within the next sixty days.

(10) Includes 131,250 shares which may be purchased by Mr. Kasbar pursuant to options which are exercisable within the next sixty days.

(11) Includes 12,500 shares which may be purchased by Mr. Benbow pursuant to options which are exercisable within the next sixty days.

(12) Includes 4,700 shares owned by Mr. Feuerring's wife.

(13) Includes 12,500 shares which may be purchased by Mr. Klein pursuant to options which are exercisable within the next sixty days.

(14) Includes 8,750 shares which may be purchased by Mr. Tinoco pursuant to options which are exercisable within the next sixty days.

(15) Includes 1,900 shares owned solely by Mr. Lee's wife and 33,000 shares owned by Forest Hill Partners, LLC, an investment fund in which Mr. Lee is the sole shareholder and the fund's investment manager.

(16) Includes 686,137 shares which may be purchased by the executive officers and directors of the Company pursuant to options which are exercisable within the next sixty days.

                   INFORMATION CONCERNING EXECUTIVE OFFICERS
                   -----------------------------------------

     The following table sets forth certain information with respect to the executive officers of the Company and its principal subsidiaries. A summary of the background and experience of each executive officer, other than Messrs. Blair, Stebbins, Bradley, and Kasbar, is set forth in the paragraphs following the table. The background and experience of Messrs. Blair, Stebbins, Bradley, and Kasbar are described above in the section captioned "Election of Directors." All executive officers serve at the discretion of the Board of Directors.

                                                      Age at       Year First Became
Name and Position with the Company                July 12, 2001    Executive Officer
----------------------------------                -------------    ----------------
Jerrold Blair, Chairman of the Board                    63               1984
and Chief Executive Officer

Paul H. Stebbins, Director, President                   44               1995
and Chief Operating Officer

Carlos A. Abaunza, Chief Financial                      41               1989
Officer and Treasurer

Phillip S. Bradley, Director of the Company,            63               1986
and Chief Executive Officer of the Aviation
Fuel Services Segment

Michael Clementi, President of the                      40               1998
Aviation Fuel Services Segment

Michael J. Kasbar, Director and Executive               44               1995
Vice President of the Company, and
Chief Executive Officer of the Marine
Fuel Services Segment

Robert S. Tocci, Executive Vice President               47               1988
of the Company and President of the Marine
Fuel Services Segment

___________________________

CARLOS A. ABAUNZA has served as Chief Financial Officer of the Company since April 1995, and as Treasurer since June 1989. From June 1988 through April 1995, he served as Controller of the Company.

MICHAEL CLEMENTI has served as President of the Company's Aviation Fuel Services Segment since April 1998. From August 1994 to March 1998, he served as Senior Vice President of World Fuel Services, Inc., a subsidiary of the Company.

ROBERT S. TOCCI was appointed President of the Company's Marine Fuel Services Segment in March 2001. He has served as Executive Vice President of the Company since April 1995, and served as Senior Vice President and Chief Financial Officer of the Company from April 1988 to April 1995. From November 1988 to May 1989, he also served as Treasurer of the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
            -------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC"), reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. The Company believes that, based solely on review of the copies of such reports furnished to the Company, during the fiscal year ended March 31, 2001, all filings required of directors and executive officers, and persons who own more than 10% of the Company's Common Stock were made on a timely basis.


                           COMPENSATION OF OFFICERS
                           ------------------------

     The following table sets forth the annual and long-term compensation which the Company and its subsidiaries paid to those persons who were, on March 31, 2001, the Chief Executive Officer and the four most highly compensated executive officers of the Company (hereinafter, the "named executive officers") for services rendered in each of the fiscal years ended March 31, 2001, 2000 and 1999.

Summary Compensation Table
--------------------------


                                                                   Long-Term
                                                                  Compensation
                                         Annual Compensation (1)     Awards
                                         -----------------------     ------

                                                                   Securities
                                 Fiscal                            Underlying
Name and Principal Position       Year     Salary      Bonus        Options
---------------------------       ----     ------      -----        -------

Jerrold Blair, Chairman            2001   $612,000  $638,000(2)     200,000
of the Board and Chief             2000   $262,000  $845,494(2)           -
Executive Officer of the           1999   $262,000  $939,131(2)     100,000
Company

Paul H. Stebbins, President        2001   $436,000  $401,914        150,000
and Chief Operating                2000   $265,250         -              -
Officer of the Company             1999   $240,250  $197,590         37,500

Phillip S. Bradley, Chief          2001   $512,000         -              -
Executive Officer of the           2000   $512,000         -              -
Aviation Fuel Services             1999   $512,000         -         25,000
Segment

Michael Clementi,                  2001   $356,000  $ 75,000              -
President of the Aviation          2000   $356,000  $ 75,000              -
Fuel Services Segment              1999   $314,750  $ 82,769         25,000

Michael J. Kasbar, Executive       2001   $290,250  $401,914              -
Vice President of the Company      2000   $265,250         -              -
and Chief Executive Officer        1999   $240,250  $197,590         37,500
of the Marine Fuel Services
Segment

______________________________

(1) Perquisites to each officer did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any officer.

(2) A portion of Mr. Blair's cash compensation in the amount of $250,000, $107,494, and $201,131 for the fiscal years ended March 31, 2001, 2000 and 1999, respectively, has been deferred pursuant to the terms of his employment agreement. These deferred amounts bear interest at the prime rate until paid to him. See "Certain Employment Agreements" below.

Stock Option Information
------------------------

     In 1997, the Company adopted the 1996 Employee Stock Option Plan (the "1996 Plan") under the terms of which options to purchase Common Stock of the Company are awarded to employees of the Company. The purpose of the 1996 Plan is to help attract and retain personnel for positions of substantial responsibility with the Company and to provide an additional incentive to officers and other key employees of the Company upon whose judgment, initiative and efforts the success and development of the Company's business depends. In addition to options issued pursuant to the 1996 Plan, the Company has stock options outstanding pursuant to the 1986 Employee Stock Option Plan, which expired in January 1996, and non-qualified stock options granted prior to the adoption of the 1996 Plan.

Option Grants During Last Fiscal Year
-------------------------------------

     During the fiscal year ended March 31, 2001, the only named executive officers who received option grants from the Company were Jerrold Blair and Paul
H. Stebbins; the table below sets forth certain information with respect to these option grants:

                                  % of Total
                                    Options
                                  Granted to
                      Number       Employees
                    of Options      in Last      Exercise Price     Expiration     Hypothetical Value
Name                 Granted      Fiscal Year       ($/Share)          Date        at Grant Date (1)
----                 -------      -----------       ---------          ----        -----------------
Jerrold Blair       100,000(2)       24.8%            $7.40          12/21/10          $105,000.00
                    100,000(3)       24.8%            $9.25          01/03/11          $ 94,000.00

Paul H. Stebbins    100,000(4)       24.8%            $7.40          12/21/10          $105,000.00
                     50,000(5)       12.4%            $9.25          01/03/11          $ 47,000.00

____________________

(1) The fair value of each option granted was estimated at the date of grant using the Black-Scholes option pricing model, based upon the following weighted-average assumptions: expected life of 4 years; dividend yields of 1.72%; and risk-free interest rates of 5.04%. In addition, the Company utilized an expected volatility assumption of 20%.
(2)  These options vested on December 21, 2000.
(3)  These options will vest on January 3, 2002.
(4)  These options will vest on December 21, 2002.
(5)  These options will vest on January 3, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
--------------------------------------------------------------------------
Values
------

     During the fiscal year ended March 31, 2001, none of the named executive officers exercised any stock options. The table below sets forth certain information pertaining to stock options held by the named executive officers as of March 31, 2001:

                                 Number of Shares                     Value of Unexercised
                              Underlying Unexercised                  In-the-Money Options
                            Options at Fiscal Year-End               at Fiscal Year-End (1)
                            --------------------------               ---------------------

Name                      Exercisable       Unexercisable       Exercisable       Unexercisable
----                      -----------       -------------       -----------       -------------
Jerrold Blair               316,562             104,938           $215,000           $ 30,000
Paul H. Stebbins             69,101             168,604           $ 33,809           $230,000
Philip S. Bradley            16,398               8,602               -                  -
Michael Clementi             19,030               5,970               -                  -
Michael J. Kasbar           131,250                -              $149,688               -

_____________________

(1) Based on a fair market value of $9.55 per share for the Common Stock, as determined by using the closing price on the NYSE on March 30, 2001. Value is calculated by multiplying (a) the difference between $9.55 and the option exercise price, by (b) the number of shares of Common Stock underlying the option.


Certain Employment Agreements
-----------------------------

     On July 31, 2000, the Board of Directors terminated the employment of the Company's Chairman of the Board, Ralph R. Weiser ("Former Chairman"). Pursuant to the terms of the Former Chairman's employment agreement, the Company was required to pay severance equal to three times the executive's average salary and bonus during the five-year period preceding termination, plus all deferred compensation. Accordingly, during the year ended March 31, 2001, the Company recorded an executive severance charge of $3,505,000 and, in August 2000, paid the Former Chairman $4,522,000, including deferred compensation of $1,017,000.

     During the 2001 fiscal year, the employment agreements for the Company's newly appointed Chairman of the Board and President, Jerrold Blair and Paul Stebbins, respectively, were amended and restated to reflect their respective promotions. The amended and restated employment agreements provided a higher base salary as well as a bonus structure based on the Company's earnings per share growth, and granted additional employee stock options to these executives. The amended and restated employment agreements will expire on March 31, 2005. The Company and each executive may mutually agree to extend the executive's employment agreement for subsequent one-year periods.

     Jerrold Blair's amended and restated employment agreement provides: (1) a base salary of $600,000, effective April 1, 2000; (2) a bonus for fiscal 2001 based on the bonus formula in his previous employment agreement with a maximum annual bonus of $638,000; (3) stock options to purchase 200,000 shares, half of which have an exercise price of $7.40 per share and were awarded and vested on December 21, 2000, and the remaining half were awarded on January 3, 2001, at an exercise price of $9.25, which was 125% of the market price on that date, and will vest in one year; and (4) effective with the fiscal year beginning April 1, 2001, a bonus (not to exceed 100% of Mr. Blair's base salary) which shall be calculated based on basic earnings per share growth, year over year, as adjusted by the Compensation Committee. Under Mr. Blair's previous employment agreement, which would have expired on March 31, 2004, he was entitled to receive an annual salary of $262,000 and an annual bonus equal to 5% of the pre-tax income of the Company in excess of $2,000,000 through fiscal year 2002. Beginning in fiscal year 2003, his annual salary would have been $512,000 and his annual bonus would have been equal to 5% of the pre-tax income of the Company in excess of $7,000,000, with a maximum bonus of $750,000.

     Paul Stebbins' amended and restated employment agreement provides: (1) a base salary of $500,000, effective August 1, 2000; (2) a bonus for calendar year 2000 based on the bonus formula in his previous employment agreement; (3) stock options to purchase 150,000 shares which will vest over three years, of which 100,000 options have an exercise price of $7.40 per share and were awarded on December 21, 2000, and the remaining 50,000 options were awarded on January 3, 2001 at an exercise price of $9.25, which was 125% of the market price on that date; and (4) effective with the fiscal year beginning April 1, 2001, a bonus (not to exceed 100% of Mr. Stebbins' base salary) which shall be calculated on basic earnings per share growth, year over year, as adjusted by the Compensation Committee. Under Paul Stebbins' previous employment agreement, which became effective January 1, 1998, he was entitled to receive an annual base salary of $284,000, $309,000 and $334,000 for each of the years ending December 31, 2000 through 2002, respectively. Mr. Stebbins was also entitled to receive an annual bonus equal to 5% of the annual pre-tax profits (adjusted for certain acquisition related charges) of the Company's Marine Fuel Services Segment in excess of $4,000,000 during his employment term.

     The payment of any portion of the bonus causing the compensation of either Mr. Blair or Mr. Stebbins to exceed $1,000,000 during any fiscal year will be deferred and accrue interest at the prime rate, until a fiscal year during the employment term in which the executive earns less than $1,000,000; provided, however, that in the event of the executive's death, the termination of the executive for any reason, or the expiration of the employment agreement, the deferred portion of any bonus, including any interest earned thereon, shall be paid to the executive within ten days of such death, termination or expiration. As of March 31, 2001, $1,331,000 was deferred under Mr. Blair's employment agreement and is included in long-term liabilities in the Company's Consolidated Balance Sheets for the fiscal year ending March 31, 2001. No amounts have been deferred for Mr. Stebbins.

     If the Company terminates Mr. Blair's employment for any reason other than death, disability or cause, or if Mr. Blair resigns for any reason following a change of control of the Company, Mr. Blair will be entitled to receive a severance payment equal to three times his average salary and bonus during the five-year period preceding termination, except that if termination occurs in the last two years of Mr. Blair's employment, the multiple of salary and bonus will be two instead of three. In addition, in case of any such termination the Company will continue to provide coverage to Mr. Blair under its group insurance plans, and all of Mr. Blair's stock options will immediately vest. If the Company fails to extend Mr. Blair's employment agreement upon its expiration (March 31, 2005), and the agreement expires prior to, or more than three years after a change of control of the Company, the Company will pay Mr. Blair the aggregate sum of $1,000,000 in bi-weekly installments over a one-year period, and continue Mr. Blair's insurance benefits during such period. For purposes of the employment agreements with Messrs. Blair and Stebbins, a "change of control" of the Company is defined as set forth in Section 8(c) of the 2001 Omnibus Plan, attached as Appendix A hereto.

     If the Company terminates Mr. Stebbins' employment for any reason other than death, disability or cause, or if Mr. Stebbins resigns for any reason following a change of control of the Company, Mr. Stebbins will be entitled to receive a severance payment equal to two times his salary at the rate then in effect, plus three times his average bonus during the three-year period, starting on or after April 1, 2001, and immediately preceding termination; except that: (1) if termination occurs within three years after a change of control of the Company, the above multiple of salary will be three instead of two; and (2) if the termination occurs prior to April 1, 2002, the amount payable as a multiple of bonus shall be $500,000. In case of any such termination, Mr. Stebbins would also receive coverage under the Company's group insurance plans for up to three years, and all of Mr. Stebbins' stock options will immediately vest. If the Company fails to extend Mr. Stebbins' employment agreement upon its expiration (March 31, 2005), and the agreement expires prior to, or more than three years after a change of control of the Company, the Company will pay Mr. Stebbins an amount equal to one year's base salary at the rate then in effect, plus his average bonus over the three years immediately preceding such termination. Such amount would be paid in bi-weekly installments over a one-year period, and the Company would also continue Mr. Stebbins' insurance benefits during such period.

     The employment agreements with Messrs. Blair and Stebbins prohibit them from competing with the Company for a period of three years following the termination of employment for any reason.

     The Company employs Phillip S. Bradley, Chief Executive Officer of the Aviation Fuel Services Segment, pursuant to an employment agreement effective March 23, 1999, which expires on March 22, 2004. Mr. Bradley's employment agreement provides him with an annual base salary of $512,000. The employment agreement also provides that Mr. Bradley will serve as a consultant to the Company for a term of five years, upon the termination of Mr. Bradley's employment. While he serves as a consultant to the Company, Mr. Bradley will receive annual consulting fees of $200,000 per year plus certain insurance benefits. The agreement prohibits Mr. Bradley from competing with the Company's aviation fuel business for a period of five years following the termination of his employment agreement, or, if Mr. Bradley is engaged to provide consulting services to the Company, the expiration of the consulting term.

     The Company employs Michael Clementi, President of the Aviation Fuel Services Segment, pursuant to an employment agreement effective July 1, 1998, which expires on June 30, 2003. Mr. Clementi's employment agreement provides him with an annual base salary of $356,000 and an annual bonus of $75,000 at the end of each of the first three years of employment and $100,000 at the end of each of the last two years of employment. The employment agreement prohibits Mr. Clementi from competing in the Company's business for a period of one year following the termination of his employment with the Company.

     The Company employs Michael Kasbar, Chief Executive Officer of the Marine Fuel Services Segment, pursuant to an employment agreement effective January 1, 1998, which expires on December 31, 2002. During the remainder of the employment term, the Company will pay Mr. Kasbar an annual base salary of $309,000 and $334,000 for each of the calendar years ending December 31, 2001 and 2002, respectively. He is also entitled to receive an annual bonus equal to

5% of the annual pre-tax profits (adjusted for certain acquisition related charges) of the Company's Marine Fuel Services Segment in excess of $4,000,000. The employment agreement prohibits Mr. Kasbar from competing with the Company during a period of two years following the termination of his employment (for any reason), in the areas where the Company conducts its business.

Compensation Committee Report on Executive Compensation
-------------------------------------------------------

General.  The Compensation Committee is responsible for establishing and
-------
administering the Company's executive compensation programs. The Committee annually reviews the total compensation for the Company's two most senior executives and makes recommendations to the Board, which has final approval for their compensation. The Committee also reviews senior management's recommendations regarding the compensation of other executives of the Company and its subsidiaries.

     In its review of executive compensation the Committee considers a number of factors, including: (1) the executive's individual performance and the performance of the business unit for which the executive is responsible; (2) the Company's operating performance and the achievement of its strategic objectives;
(3) business conditions in general and in the Company's lines of business during the year; (4) the Company's performance during the year in light of such conditions; and (5) market compensation for executives of similar background and experience.

     In evaluating compensation levels the Committee has found few other public companies with which close comparisons to the Company can be made, and therefore does not rely solely on surveys to set compensation. However, the Committee does review pay levels at several other publicly held companies, particularly in Florida, which were of a comparable size in terms of assets, number of employees and market capitalization. The Committee also sought advice from an independent international compensation consulting firm, which the Committee has engaged to assist it in reviewing and refining various Company compensation plans.

Compensation Components.  Executive compensation consists of base salary,
-----------------------
performance-based annual bonus and periodic grants of stock options. Base salaries are designed to be competitive in relation to industry standards and corporations of comparable size and complexity. All of the principal executive officers are compensated under employment contracts with different levels of base salary. Employment agreements generally extend for three to five years.

     Certain executive officers are eligible for performance bonuses, which typically have been determined as a percentage of the pre-tax earnings in excess of a threshold amount for the executive's area of responsibility. As noted below, the contracts of the two most senior executives have been amended to provide for annual bonuses only to the extent that earnings per share increase 10% or more over the prior year. However, the Committee expects to make further changes to the bonus program, prior to the beginning of the next fiscal year, to incorporate other quantitative as well as qualitative measures and to allow for at least part of the bonus payment to be made in the form of equity, thus minimizing the impact on current earnings. In addition, the Committee anticipates that it will be conforming the contracts of certain other executives to these new standards.

     Stock options are awarded to executives as an element of long-term compensation, with the objective of encouraging the executives to become substantial shareholders. Options limit the amount of cash compensation expense for the Company and yield a profit to the executive only when other shareholders benefit. Options are awarded at market price, or higher at the discretion of the Committee, thus providing the optionee with an incentive to create value for the Company's shareholders, as reflected in stock price appreciation. Option grants to executive officers are dependent upon many factors, including the individual's prior and expected performance, its effect upon the Company, the level of position and responsibility, and potential for promotion. In order for an executive to exercise an option, the officer must remain in the employ of the Company at the time the options vest, which is usually one to three years after the option is awarded. During the 2001 fiscal year, options were granted to Jerrold Blair and Paul Stebbins, the Company's Chairman and President, respectively. No other executive officers were granted options.

     The Committee has established suggested stock ownership guidelines for its two most senior executives and is considering whether to formalize them as requirements, as well as to establish appropriate stock ownership guidelines for the other senior executives.

Chief Executive Officer Compensation.  In July 2000, Jerrold Blair was elected
------------------------------------
Chairman and Chief Executive Officer of the Company. Mr. Blair, a founder of the Company in 1984, had been compensated under the terms of a long-term employment agreement with a fixed salary and a bonus formula based on pre-tax earnings above a threshold amount. Prior to Mr. Blair's promotion, his salary of $262,000 had not been changed since 1993 and he had been granted stock options only in 1996 and 1998. The Committee held several meetings with Mr. Blair following his promotion, and concluded that several changes should be made to his contract to incorporate a higher salary but provide for annual incentive bonuses to be paid only if earnings per share increased 10% or more over the prior year, thus placing more of his compensation at risk. See "Certain Employment Agreements" above.

     In arriving at a new five-year employment contract for Mr. Blair, the Committee considered several factors: 1) his performance in the past year in leading the efforts to revise credit policies and oversee the collection of slow accounts, resulting in fewer delinquencies; 2) the return of operations to more normal levels of profitability; 3) the general improvement in employee morale;
4) the absence of significant other compensation benefits; and 5) the historical levels of compensation he had received. The Committee agreed that his salary would be increased to $600,000, effective April 1, 2000; his annual bonus for the current fiscal year only would be based on the prior contract but limited so that total compensation for the fiscal year could not exceed $1,250,000. Beginning April 1, 2001, Mr. Blair will be bonused based on increases in earnings per share over 10%, with a maximum bonus opportunity equal to 100% of his base salary. See "Certain Employment Agreements" above. The Committee reserves the right to adjust financial results for the purpose of the bonus computation to eliminate the effect of certain accounting adjustments and other one-time events, so that bonus pay-outs reflect ongoing operating results and are not artificially inflated, or deflated, due to unusual events. Mr. Blair's contract also provides that the bonus arrangement for subsequent fiscal years shall be subject to review and revision based on the results of a planned compensation study to be completed no later than March 31, 2002.

     The Committee also approved an option grant of 200,000 shares to Mr. Blair, half of which vested immediately and were priced at market value, and half to vest in one year and priced at 125% of market value. See "Stock Option Information" above. The Committee further requested that Mr. Blair maintain ownership of Company Common Stock at least equal to three times his base salary, exclusive of stock options. In fact, Mr. Blair is the largest individual shareholder of the Company and owns considerably more shares than the guideline set by the Committee.

Chief Operating Officer Compensation.  In July 2000, Paul Stebbins was elected
------------------------------------
President and Chief Operating Officer of the Company. Mr. Stebbins had been President of the Company's Marine Fuel Services Segment since its acquisition in 1995. Prior to Mr. Stebbins' promotion, his employment contract provided for a base salary and annual calendar-year bonuses based on the Marine Fuel Services Segment's pre-tax earnings above a threshold amount. The Committee met with Mr. Stebbins on several occasions and reached an agreement to amend and extend his contract for five years with these terms: 1) a base salary of $500,000, effective August 1, 2000; 2) the bonus generated by the formula in his prior contract for calendar year 2000; 3) a new bonus formula to take effect for the fiscal year beginning April 1, 2001, based on increases in earnings per share above 10%, with a maximum bonus opportunity equal to 100% of his base salary, and subject to further review and possible revision for subsequent fiscal years, as described under "Compensation Components" above. Mr. Stebbins' contract otherwise tracks the major provisions found in Mr. Blair's contract, as summarized above. In addition, the Committee approved a grant of 150,000 stock options to Mr. Stebbins, vesting over three years, two-thirds of which were priced at market value and one-third was priced at 125% of market value. See "Stock Option Information" above. The Committee further requested that Mr. Stebbins maintain ownership of Company Common Stock at least equal to three times his base salary, exclusive of stock options.

2001 Omnibus Stock Plan.  At the Annual Meeting, shareholders will be asked to
-----------------------
approve a new incentive plan to replace the 1996 Employee Stock Option Plan, since the old plan has only approximately 25,000 shares available for grant. In order to remain competitive in the market for executive talent, in both hiring and retention, and to be able to increase the proportion of total compensation paid in Common Stock, more shares need to be authorized for grants. In the proposed plan, options will be granted for only five years, whereas the term in the prior plans has been ten years.

     The new plan also allows the Committee to use a broader range of stock incentives, such as stock appreciation rights, performance share awards and restricted stock, as well as non-stock performance awards. The Committee believes that the Company and its shareholders will benefit from the adoption of the new Plan and that the resulting dilution falls within acceptable limits.

John R. Benbow, Chairman
Myles Klein
Jerome Sidel

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     John R. Benbow and Myles Klein served as members of the Compensation Committee of the Board of Directors during the year ended March 31, 2001. Mr. Jerome Sidel has served as a member of the Compensation Committee of the Board of Directors since July 2000. None of the members of the Compensation Committee were employees of the Company during the year ended March 31, 2001.

Stock Performance Graph
-----------------------

     In accordance with Securities and Exchange Commission regulations, the following graph compares the cumulative total shareholder return to the Company's shareholders, during the five-year period ended March 31, 2001, to the Russell 2000 Index and the Standard & Poor's Transportation Index. The graph assumes an initial investment of $100 at March 31, 1996 and reinvestment of all dividends. Prices have been adjusted for all stock splits.

                COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*
                    AMONG WORLD FUEL SERVICES CORPORATION,
           THE RUSSELL 2000 INDEX AND THE S & P TRANSPORTATION INDEX




                                                                             Cumulative Total Return
                                                      -------------------------------------------------------------------------
                                                           3/96        3/97         3/98        3/99       3/00        3/01
WORLD FUEL SERVICES CORPORATION                          100.00      106.09       199.56      107.18      68.91       92.28
THE RUSSELL 2000 INDEX                                   100.00      105.11       149.27      125.00     171.62      145.32
THE S & P TRANSPORTATION INDEX                           100.00      108.73       152.61      143.27     119.69      146.29

_______

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS
                    ---------------------------------------

     On February 15, 2000, the Company sold its oil recycling subsidiaries (the "IPC Companies") to EarthCare Company ("EarthCare"). In order to facilitate this sale, the Company caused the IPC Companies to exercise their options to purchase the recycling facilities in New Orleans, Louisiana and Plant City, Florida which were leased from trusts (the "Trusts") established for the benefit of the children of Jerrold Blair, the then President and a Director of the Company. Mr. Blair and Myles Klein, a Director of the Company, serve as co-trustees of the Trusts. The purchase price of the properties, which in the aggregate amounted to $2,000,000, was determined through negotiation between Mr. Blair and management of the Company, and was approved by two independent members of the Company's Board of Directors: John Benbow and Ralph Feuerring. According to the definitive stock purchase agreement between the Company and EarthCare, the cost of the properties was funded by EarthCare and is in addition to the $33,000,000 purchase price to the Company for the stock in the IPC Companies.


                   BOARD OF DIRECTORS' PROPOSAL RELATING TO
                             THE 2001 OMNIBUS PLAN
                             ---------------------


     At the Board of Directors meeting on May 30, 2001, the Company's non-employee Directors approved the 2001 Omnibus Plan of World Fuel Services Corporation (the "2001 Plan"), which is attached as Appendix A to this Proxy Statement. The Board directed that the Company submit the 2001 Plan to the shareholders of the Company for approval at the next Annual Meeting of Shareholders. The eligible participants, the employee Directors, abstained from voting on this proposal.

     The Board of Directors unanimously recommends a vote FOR adoption of the following resolution, which will be presented at the meeting:

          RESOLVED, that the shareholders of the Company hereby authorize and approve the 2001 Omnibus Plan of World Fuel Services Corporation as set out in Appendix A to the Proxy Statement for the 2001 Annual Meeting of Shareholders.

     The Compensation Committee and the Board of Directors continue to believe that the Company's compensation programs are a key element in achieving the Company's continued financial and operational success. The programs have been designed to recruit, reward, and motivate all executives and key employees of the Company to work as a team to achieve our corporate goal of maximizing shareholder return. As the 1996 Employee Stock Option Plan only has approximately 25,000 shares left available for grant, you are being asked to approve the 2001 Plan, a new incentive compensation plan, which will allow the Company to increase the proportion of total compensation paid in Common Stock and permit the Compensation Committee to use a broader range of stock incentives, such as stock appreciation rights, performance share awards and restricted stock, as well as non-stock performance awards, in motivating executives and key employees of the Company.

     The following is a general description of the principal features of the 2001 Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the complete 2001 Plan which is attached hereto as Appendix A.

     The 2001 Plan provides for awards in the Company's Common Stock which can be restricted or nonrestricted, or in stock options which can be "qualified" (referred to as ISOs below) or "nonqualified" under the Internal Revenue Code of 1986, as amended (the "Code"), or stock appreciation rights ("SARs"), or other stock or non-stock-based awards, including but not limited to stock units, performance units, dividend payments or dividend equivalent payments. The awards may be granted singly or in tandem with other awards, or as a replacement of, or in combination with or alternatives to grants or rights under the 2001 Plan or other employment benefit plans of the Company. Although the Company intends that awards will generally be performance based, awards may be used for recruitment or in other selected circumstances in which performance is not a factor in respect of a particular award.

     The authority to control and manage the operation and administration of the 2001 Plan shall be vested in the Compensation Committee or its successor committee. The Compensation Committee may interpret the 2001 Plan, establish, amend, and rescind any rules and regulations relating to the 2001 Plan, determine the terms and provisions of any Award made pursuant to the 2001 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2001 Plan. However, the Compensation Committee cannot cancel outstanding stock options or SARs for the purpose of replacing or re-granting such options or SARs with an exercise price that is less than the exercise price of the original option or SAR.

     The Compensation Committee will determine from among the salaried employees of the Company, all of whom are eligible participants, who would be designated as a participant and the type of award or awards to be granted and the conditions and limitations, if any, applicable to such awards. The Company and its subsidiaries currently employ approximately 335 individuals.

     A total of 500,000 shares of Common Stock have been reserved for issuance under the 2001 Plan. Additional shares of Common Stock that may be issued under the 2001 Plan include any shares of Common Stock that are available for future awards under any prior stock option plan of the Company, any stock awards issued under the 2001 Plan or any prior plans that are forfeited, expire or are canceled without delivery of shares of Common Stock or which result in the forfeiture of the shares of Common Stock back to the Company, and any shares of Common Stock that are reacquired by the Company in the open market or in private transactions after the effective date of the 2001 Plan.

     The maximum number of shares of Common Stock that may be covered by awards of options and SARs under the 2001 Plan granted to any one individual shall be 150,000 shares of Common Stock during any one fiscal-year period. The maximum number of shares of Common Stock that may be covered by grants of Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards, and Performance Unit Awards under the 2001 Plan granted to any one individual shall be 200,000 shares of Common Stock during any one fiscal-year period.

     Any option granted under the 2001 Plan may be either an incentive stock option (an "ISO") or a non-qualified stock option (an "NQSO"), as determined in the discretion of the Compensation Committee. An ISO is an option that is intended to satisfy the requirements applicable to an

"incentive stock option" described in section 422(b) of the Code. An NQSO is an option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code. The maximum number of shares that may be subject to ISO's granted under the 2001 Plan is 500,000 shares.

     An SAR entitles the participant to receive, in cash or Common Stock, a value equal to (or otherwise based on) the excess of the fair market value of a specified number of shares of Common Stock at the time of exercise, over an exercise price established by the Compensation Committee. The exercise price of an option or SAR must always be equal to the greater of the fair market value of a share of Common Stock or the par value of a share of Common Stock. If the principal market for the shares is a national securities exchange or the NASDAQ stock market, then the "fair market value" shall be the closing sales price of the shares for the date in question on the principal exchange or market on which the Common Stock is then listed or admitted to trading. If this method is inapplicable, then the share's fair market value will be the average between the highest bid and lowest asked prices for the Common Stock for the date in question as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service. If neither of these methods is applicable, then the fair market value of the shares shall be determined in good faith by the Compensation Committee.

     Options and SARs granted under the 2001 Plan become exercisable in accordance with such terms and conditions, and during such periods, as established by the Compensation Committee; provided, that in any event they must be exercised within five years from the date of grant. The exercise price for any options must be payable in cash or by tendering shares of Common Stock, valued at fair market value as of the day of exercise, or in any combination thereof, as determined by the Compensation Committee, subject to certain restrictions described in the 2001 Plan.

     Under the 2001 Plan, the Compensation Committee can also grant, in addition to options and SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards, and Performance Unit Awards (collectively, "Awards"). Any such Award shall be subject to such conditions, restrictions and contingencies as the Compensation Committee shall determine appropriate and may be "performance-based compensation" as that term is used in section 162(m) of the Code.

     Unless otherwise provided by the Compensation Committee, Awards under the 2001 Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution.

     In the event of certain corporate events or a change of control of the Company, all outstanding options and SARs will become immediately exercisable, and all Stock Units, Restricted Stock Awards, Restricted Stock Units, Performance Shares, and Performance Units will immediately become fully vested. A "change in control" of the Company is defined in Section 8(c) of the 2001 Plan, attached as Appendix A to this Proxy Statement.

     In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Compensation Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Compensation Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the 2001 Plan (including increases to the limitations on the number of shares that may be awarded to individuals or in the aggregate); (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding options and SARs; and (iv) any other adjustments that the Compensation Committee determines to be equitable.

     The Board of Directors may, at any time, amend or terminate the 2001 Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected participant (or, if the participant is not then living, the affected beneficiary), adversely affect the rights of any participant or beneficiary under any Award granted under the 2001 Plan prior to the date such amendment is adopted by the Board of Directors.

     Subject to shareholder approval at the 2001 Annual Meeting, the 2001 Plan will become effective as of August 23, 2001 and will be unlimited in duration unless terminated by the Board of Directors; provided, however, that in the event the 2001 Plan is terminated, it shall remain in effect as long as any Awards under it are outstanding. No Awards may be granted under the 2001 Plan more than five years after August 23, 2001, unless a commitment for their grant was entered into prior to such date.

     An optionee will not generally recognize taxable income upon the grant of a nonqualified stock option to purchase shares of Common Stock. Upon exercise of a NQSO, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares over the exercise price. The tax basis of the shares in the hands of the optionee will equal the exercise price paid for the shares plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the share for capital gains purposes will commence on the day the option is exercised. An optionee who sells any of the shares will recognize capital gain or loss measured by the difference between the tax basis of the shares and the amount realized on the sale. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

     An optionee will not generally recognize income upon the grant of an incentive stock option to purchase shares of Common Stock and will not generally recognize income upon exercise of an ISO, provided the optionee is an employee of the Company or a subsidiary at all times from the date of grant until no more than three months prior to exercise. However, the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price will be includable for purposes of determining any alternative minimum taxable income of an optionee. If an optionee who has exercised an ISO sells the shares acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. An optionee who sells the shares within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of the difference between (a) the exercise price and the fair market value of the shares on the date of exercise or (b) the exercise price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee in this case. The deduction will be allowable at the same time the optionee recognizes the income.

     The current federal income tax consequences of other awards authorized under the plan are generally as follows:

     . SARs will generally result in the recognition of ordinary income at the time of exercise;

     . restricted stock subject to a substantial risk of forfeiture results in recognition of ordinary income by the recipient equal to the excess of the fair market value of the shares covered by the award over the purchase price paid only at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; and

     . stock unit awards, performance shares, performance units, and dividend equivalents will generally result in the recognition of ordinary income.

     In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the recipient recognizes ordinary income.

     The adoption of the 2001 Plan has been approved by the Board of Directors and, assuming a quorum is present at the Annual Meeting, requires the affirmative vote of a number of shares which exceeds the number of shares voted against the adoption of the 2001 Plan. If approved at the annual meeting, the 2001 Plan will be effective August 23, 2001.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

          COMPANY'S RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
          ----------------------------------------------------------

     The accounting firm selected by the Board of Directors of the Company for the fiscal year ending March 31, 2002 is Arthur Andersen LLP. This accounting firm is expected to have a representative present at the Annual Meeting. This representative will be available to answer appropriate questions and will be given an opportunity to make a statement, if the representative so desires.


                     PROPOSALS FOR THE 2002 ANNUAL MEETING
                     -------------------------------------

     In order to be considered for inclusion in the Proxy Statement for the 2002 Annual Meeting, shareholders' proposals must be received at the principal office of the Company, 700 South Royal Poinciana Blvd., Suite 800, Miami Springs, Florida 33166, Attention: Corporate Secretary, no later than March 1, 2002. During the fiscal year ended March 31, 2001, Arthur Andersen LLP, our independent auditors, billed the Company approximately $139,000 for audit services and $168,000 for other professional services.


                                 OTHER MATTERS
                                 -------------

     Management is not aware of any other matters to be presented for action at the Annual Meeting. If, however, any other matters come before the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment.

                                  APPENDIX A

                        WORLD FUEL SERVICES CORPORATION

                               2001 OMNIBUS PLAN


                                   SECTION 1
                                    GENERAL
                                    -------

     1.1.  Purpose.  The World Fuel Services Corporation 2001 Omnibus Plan (the
           -------
"Plan") has been established by World Fuel Services Corporation, a Florida corporation (the "Company"), to: (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and
(iv) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's Common Stock; and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

     1.2.  Participation.  Subject to the terms and conditions of the Plan, the
           -------------
Committee shall determine and designate, from time to time, from among the Eligible Employees, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.

     1.3.  Operation, Administration, and Definitions.  The operation and
           ------------------------------------------
administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8 of the Plan).


                                   SECTION 2
                               OPTIONS AND SARS
                               ----------------

     2.1.  Definitions.
           -----------

           (a) The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section 2 may be either an incentive stock option (an "ISO") or a non-qualified stock option (an "NQSO"), as determined in the discretion of the Committee. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. An "NQSO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

           (b) A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with Section 4.7), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

     2.2.  Exercise Price.  The "Exercise Price" of each Option and SAR granted
           --------------
under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

     2.3.  Exercise.  An Option and an SAR shall become exercisable in
           --------
accordance with such terms and conditions and during such periods as may be established by the Committee, but in no event shall the Option or SAR remain exercisable after the five-year anniversary of the date of grant.

     2.4.  Payment of Option Exercise Price.  The payment of the Exercise Price
           --------------------------------
of an Option granted under this Section 2 shall be subject to the following:

           (a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

           (b) The Exercise Price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

           (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any withholding tax resulting from such exercise.

     2.5.  Settlement of Award.  Settlement of Options and SARs is subject to
           -------------------
subsection 4.7.


                                   SECTION 3
                              OTHER STOCK AWARDS
                              ------------------

     3.1.  Definitions.
           -----------

           (a) A "Stock Unit" Award is the grant of a right to receive shares of Stock in the future.

           (b) A "Performance Share" Award is a grant of a right to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

           (c) A "Performance Unit" Award is a grant of a right to receive a designated dollar value amount of cash which is contingent on the achievement of performance or other objectives during a specified period.

           (d) A "Restricted Stock" Award is a grant of shares of Stock, and a "Restricted Stock Unit" Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

     3.2.  Restrictions on Awards.  Each Stock Unit Award, Restricted Stock
           ----------------------
Award, Restricted Stock Unit Award, Performance Share Award, and Performance Unit Award shall be subject to the following:

           (a) Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

           (b) The Committee may designate whether any such Award being granted to any Participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more "Performance Measures", to the extent required by Code section 162(m). The Performance Measures that may be used by the Committee for such Awards shall be based on any one or more of the following, as selected by the Committee: revenues, earnings, stock price, total shareholder return, economic value added, cash flow, operating income, return on assets, return on equity, return on capital, return on revenues, and other operating profit criteria including EBIT, EBITDA, pre-tax profit, and after-tax profit. For Awards under this Section 3 intended to be "performance-based compensation," the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).


                                   SECTION 4
                         OPERATION AND ADMINISTRATION
                         ----------------------------

     4.1.  Effective Date.   The Plan shall be effective on the date (the
           --------------
"Effective Date") it is approved by the shareholders of the Company at the Company's 2001 annual meeting; provided, however, that to the extent that Awards are granted under the Plan prior to its approval by shareholders, the Awards shall be contingent on approval of the Plan by the shareholders of the Company at such annual meeting. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the five-year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into prior to such five-year anniversary).

     4.2.  Shares Subject to Plan.  The shares of Stock for which Awards may be
           ----------------------
granted under the Plan shall be subject to the following:

           (a) The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

          (b) Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) 500,000 shares of Stock; (ii) any shares of Stock available for future awards under any prior long-term incentive plan of the Company (the "Prior Plans") as of the Effective Date, and any shares of Stock that are represented by awards granted under this Plan or any Prior Plans which are forfeited, expire or are canceled (before or after the Effective Date) without delivery of shares of Stock or which result in the forfeiture of the shares of Stock back to the Company; and
(iii) shares of Stock, to the extent authorized by the Board, which are reacquired by the Company in the open market or in private transactions after the Effective Date.

          (c) To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

          (d) If the exercise price of any stock option granted under the Plan or any Prior Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

          (e) Subject to paragraph 4.2(f), the following additional limitations are imposed under the Plan.

               (i) The maximum number of shares of Stock that may be issued by Options intended to be ISOs shall be 500,000 shares.

               (ii) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 150,000 shares during any one fiscal-year period. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (ii).

               (iii) The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Other Stock Awards) shall be 200,000 shares during any one fiscal-year period.

               (iv) For Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than 100,000 shares of Stock may be subject to such Awards granted to any one individual during any one fiscal-year period. If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferral period shall be disregarded.

               (v) For Performance Unit Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than $2,500,000 may be subject to such Awards granted to any one individual during any one fiscal-year period. If, after amounts have been earned with respect to Performance Unit Awards, the delivery of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded.

          (f) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan, including but not limited to, increases in the limitations set forth in subsection (b) above and paragraphs (i) through (v) of subsection (e) above; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

     4.3. General Restrictions.  Delivery of shares of Stock or other amounts
          --------------------
under the Plan shall be subject to the following:

          (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

          (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

     4.4. Tax Withholding.  All distributions under the Plan are subject to
          ---------------
withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

     4.5. Grant and Use of Awards.  In the discretion of the Committee, a
          -----------------------
Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

     4.6.  Dividends and Dividend Equivalents.  An Award (including without
           ----------------------------------
limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

     4.7.  Settlement of Awards.  The obligation to make payments and
           --------------------
distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

     4.8.  Transferability.  Except as otherwise provided by the Committee,
           ---------------
Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

     4.9.  Form and Time of Elections.  Unless otherwise specified herein, each
           --------------------------
election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

     4.10. Award Agreement.  An Award under the Plan shall be subject to such
           ---------------
terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

     4.11. Action by Company or Subsidiary.  Any action required or permitted
           -------------------------------
to be taken by the Company or any Subsidiary shall be by resolution of its Board of Directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or such Subsidiary.

     4.12.  Gender and Number.  Where the context admits, words in any gender
            -----------------
shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     4.13.  Limitation of Implied Rights.
            ----------------------------

            (a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

            (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

     4.14.  Evidence.  Evidence required of anyone under the Plan may be by
            --------
certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.


                                   SECTION 5
                               CHANGE IN CONTROL
                               -----------------

     Subject to the provisions of paragraph 4.2(f) (relating to the adjustment of shares), and except as otherwise expressly provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in
Control:

          (a) All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

          (b) All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

          (c) All Stock Units, Restricted Stock, Restricted Stock Units, Performance Shares, and Performance Units shall become fully vested.

                                   SECTION 6
                                   COMMITTEE
                                   ---------

     6.1. Administration.  The authority to control and manage the operation
          --------------
and administration of the Plan shall be vested in the Compensation Committee of the Board of Directors (the "Committee") in accordance with this Section 6. The Committee shall be selected by the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

     6.2. Powers of Committee.  The Committee's administration of the Plan
          -------------------
shall be subject to the following:

          (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Employees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance and vesting criteria, restrictions, terms of exercise and settlement, and other provisions of such Awards, and (subject to the restrictions imposed by Section 7) to cancel or suspend Awards.

          (b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

          (c) The Committee will have full and complete authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan; it being the intention of the Plan that the Committee have the utmost authority and discretion permitted by law in making decisions and performing its other functions under the Plan.

          (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

          (e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

          (f) In no event, however, shall the Committee have the power to cancel outstanding stock options or stock appreciation rights ("SARs") for the purpose of replacing or re-granting such options or SARs with a purchase price that is less than the purchase price of the original option or SAR.

     6.3. Delegation by Committee.  Except to the extent prohibited by
          -----------------------
applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

     6.4.  Information to be Furnished to Committee.  The Company and its
           ----------------------------------------
Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

     6.5.  Limitation of Liability.  The Committee, each member thereof, and any
           -----------------------
other person acting pursuant to authority delegated by the Committee shall be entitled, in good faith, to rely or act upon any report or other information furnished by any officer or employee of the Company, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee or any other person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company acting at the direction or on behalf of the Committee or other delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

     6.6   Indemnification.  Each person who is or shall have been a member of
           ---------------
the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.


                                   SECTION 7
                           AMENDMENT AND TERMINATION
                           -------------------------

     The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to paragraph 4.2(f) shall not be subject to the foregoing limitations of this Section 7.

                                   SECTION 8
                                 DEFINED TERMS
                                 -------------

     In addition to the other definitions contained herein, the following definitions shall apply:

          (a)  Award.  The term "Award" shall mean any award or benefit granted
               -----
under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Unit Awards, and Performance Share Awards.

          (b)  Board.  The term "Board" shall mean the Board of Directors of the
               -----
Company.

          (c)  Change of Control. For purposes of this Plan, a "Change of
               -----------------
Control" shall be deemed to have occurred if:

               (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but excluding any employee benefit plan or plans of the Company and its Subsidiaries and affiliates, becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or

               (ii) the individuals who, as of the Effective Date hereof, constitute the Board of Directors of the Company (the "Board" generally and as of the Effective Date hereof the "Incumbent Board") cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of a merger or consolidation of the Company, do not constitute or cease to constitute at least two-thirds (2/3) of the Board of Directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly by another corporation or entity, do not constitute or cease to constitute at least two-thirds (2/3) of the Board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) of the voting seats on any body comparable to a Board of Directors of such controlling entity, or if there is no body comparable to a Board of Directors, at least two-thirds (2/3) voting control of such controlling entity); provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to the Effective Date hereof whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest), shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

               (iii) there is a liquidation or dissolution of the Company or a sale of all or substantially all of its assets.

          (d)  Code.  The term "Code" means the Internal Revenue Code of 1986,
               ----
as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

          (e)  Eligible Employee.  The term "Eligible Employee" shall mean any
               -----------------
employee or director of the Company or a Subsidiary of the Company.

          (f)  Fair Market Value.  For purposes of determining the "Fair Market
               -----------------
Value" of a share of Stock as of any date, the following rules shall apply:

               (i) If the principal market for the Stock is a national securities exchange or the NASDAQ stock market, then the "Fair Market Value" as of that date shall be the closing sales price of the Stock on that date on the principal exchange or market on which the Stock is then listed or admitted to trading.

               (ii) If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the NASDAQ stock market, the average between the highest bid and lowest asked prices for the Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

               (iii) If the day is not a business day, and as a result, paragraphs (i) and (ii) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day. If paragraphs
(i) and (ii) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

          (g)  Subsidiaries.  The term "Subsidiary" means any company during any
               ------------
period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

          (h)  Stock.  The term "Stock" shall mean shares of common stock of the
               -----
Company.

                                     PROXY

                        Annual Meeting of Shareholders
                      of World Fuel Services Corporation
                         to be Held on August 23, 2001


     The undersigned hereby appoints Jerrold Blair and Paul H. Stebbins, and each of them severally, as proxies, each with the power to appoint a substitute, and to vote, as designated on the reverse side, all of the shares of Common Stock of World Fuel Services Corporation held of record on July 16, 2001 by the undersigned at the Annual Meeting of Shareholders to be held on August 23, 2001, or any adjournment or postponement thereof.

                 (Continued and to be Signed on Reverse Side)

--------------------------------------------------------------------------------

1.      Election of Directors:     [_] FOR    [_] WITHHOLD

                     Nominees:     Jerrold Blair
                                   Paul H. Stebbins
                                   John R. Benbow
                                   Phillip S. Bradley
                                   Ralph R. Feuerring
                                   Michael J. Kasbar
                                   Myles Klein
                                   Mark A. Lee
                                   Jerome Sidel
                                   Luis R. Tinoco

Instruction:   To withhold authority to vote for an individual nominee, strike a line through the nominee's name in the list above.  IF AUTHORITY
               IS NOT SO WITHHELD, THE PROXY WILL BE VOTED TO ELECT ALL
               NOMINEES.

2. Authorize the adoption of the 2001 Omnibus Plan for executive compensation.

        [_]  FOR         [_]  AGAINST        [_]  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon any other matter coming before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR ALL OTHER PROPOSALS DESCRIBED HEREIN.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

We have enclosed an envelope for your convenience in returning your proxy.

SIGNATURE_____________DATE__________SIGNATURE_____________DATE_________

NOTE: Please sign name(s) exactly as shown above. When signing as executor, administrator, trustee or guardian, give the title as such. When shares have been issued in the name of two or more persons, all should sign.